                                                                     EXHIBIT 4.8


                                 UNIT AGREEMENT


                                     Among


                               WIRELESS ONE, INC.


                                      and


                    UNITED STATES TRUST COMPANY OF NEW YORK,
                        as Unit Agent and Warrant Agent


                                      and


                    UNITED STATES TRUST COMPANY OF NEW YORK,
                                   as Trustee



                          Dated as of _______ __, 1996

     UNIT AGREEMENT dated as of _______ __, 1996 among Wireless One, Inc. (the

"Company"), a Delaware Corporation, and United States Trust Company of New York,
- --------
as Unit Agent (the "Unit Agent"), United States Trust Company of New York, as
                    ----------
Trustee (the "Trustee"), and United States Trust Company of New York, as Warrant
              -------
Agent (the "Warrant Agent").
            -------------

     WHEREAS, the Company proposes to issue $_________ aggregate principal amount of its __% Senior Discount Notes due 2006 (the "Notes") pursuant to an
                                                       -----
Indenture dated as of _______ __, 1996 (the "Indenture") between the Company and
                                             ---------
the Trustee, and the Company proposes to issue _______ warrants (the "Warrants")
                                                                      --------
to purchase initially an aggregate _______ shares of its Common Stock, par value $0.01 per share (the "Common Stock") pursuant to a Warrant Agreement dated as of _______ __, 1996 (the "Warrant Agreement") between the Company and the
                          -----------------
Warrant Agent. The Notes and the Warrants will initially be represented by units (the "Units"), with each Unit consisting of $1,000 principal amount of
            -----
Notes and one warrant to purchase ____________ shares of Common Stock of the Company.

     WHEREAS, the Company, the Trustee and the Warrant Agent desire to appoint United States Trust Company of New York to act as their agent for the purpose of issuing certificates ("Unit Certificates") representing the Units and for the
                       -----------------
registration of transfers and exchanges thereof. United States Trust Company of New York in such capacity is referred to herein as the "Unit Agent."
                                                        ----------

     WHEREAS, the Units will automatically be cancelled and the Unit Certificate will be converted into the right to receive the Notes and the Warrants formerly represented thereby upon the earlier to occur of: (i) _______ __, 1996 (90 days after the Issue Date), and (ii) such date as may, in their discretion, be determined collectively, by Chase Securities Inc., BT Securities Corporation, Gerard Klauer Mattison & Co., LLC and Prudential Securities Incorporated, which is specified to the Company, the Trustee, the Warrant Agent and the Unit Agent in writing. The date on which an event listed in the preceding sentence occurs is referred to as the "Separability Date."
                       -----------------

     NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows, it being understood that Capitalized Terms used but not defined herein have the meanings set forth in the
Indenture:

     SECTION 1.  Appointment of Unit Agent.  (a)  The Company hereby appoints
                 -------------------------
the Unit Agent to act as agent for the Company in accordance with the instructions set forth hereinafter in this Agreement, and the Unit Agent hereby accepts such appointment.

     (b) The Trustee and the Company hereby appoint the Unit Agent as Authenticating Agent and Registrar (as such terms are defined in the Indenture) for the Notes for so long as the Notes are represented by the Units. In its capacity as Authenticating Agent and Registrar, the Unit Agent shall have the rights and obligations provided for such capacities in the Indenture.

     (c) The Warrant Agent and the Company hereby appoint the Unit Agent as an agent of the Warrant Agent for the purposes of countersigning the Warrants so long as the Warrants are represented by the Units, and for maintaining a register of the registered owners of and the registration of transfers and exchanges of the Warrants for so long as the Warrants are represented by the Units.

     SECTION 2.  Unit Certificates.  The Units initially will be issued either
                 -----------------
in global form (the "Global Units"), substantially in the form of Exhibit A, or
                     ------------
in registered form as definitive Unit certificates ("Definitive Units").  Any
                                                     ----------------
certificates evidencing the Global Units or the Definitive Units to be delivered pursuant to this Agreement shall be substantially in the form set forth in Exhibit A attached hereto, and if Global Units, shall bear the legend set forth in Exhibit B attached hereto. Such Global Units shall represent such of the outstanding Units as shall be specified therein and each shall provide that it shall represent the aggregate Units from time to time endorsed thereon and that the aggregate amount of outstanding Units represented thereby may from time to time be reduced or increased, as appropriate. Any endorsement of a Global Unit to reflect the amount of any increase or decrease in the amount of outstanding Units represented thereby shall be made by the Unit Agent and the Depositary (as defined below) in accordance with instructions given by the holder thereof. The Depository Trust Company shall act as the Depositary (the "Depositary") with
                                                           ----------
respect to the Global Units until a successor shall be appointed by the Company and the Unit Agent. Upon written request, a Unit holder may receive from the Depositary and the Unit Agent Definitive Units as set forth in Section 5 below.

     SECTION 3.  Execution of Unit Certificates.  Unit Certificates shall be
                 ------------------------------
signed on behalf of the Company by the Company's Chairman of the Board or a President or a Vice President and by a Secretary or an Assistant Secretary under the Company's corporate seal. Each such signature upon the Unit Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, President, Vice President, Treasurer, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Unit Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, President, Vice President, Treasurer, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Unit Certificates shall be authenticated and delivered or disposed of he or she shall have ceased to hold such office. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Unit Certificates.

     In case any officer of the Company who shall have signed any of the Unit Certificates shall cease to be such officer before the Unit Certificates so signed shall have been authenticated by the Unit Agent, or disposed of by the Company, such Unit Certificates nevertheless may be authenticated and delivered or disposed of as though such person had not ceased to be such officer of the Company.

     Unit Certificates shall be dated the date of authentication by the Unit Agent.

     SECTION 4.  Registration and Authentication.  The Unit Agent, on behalf of
                 -------------------------------
the Company, shall number and register the Unit Certificates in a register as they are issued by the Company.

     Unit Certificates shall be authenticated by the Unit Agent and shall not be valid for any purpose unless so authenticated. The Unit Agent shall, upon receipt of a written order set forth in an Officers' Certificate specifying the amount of Units to be authenticated, whether the Units are to be Global Units or Definitive Units, the date of such Units, and such other information as the Unit Agent may request, initially authenticate and deliver not more than [____________] Units and shall thereafter authenticate and deliver Units as otherwise provided in this Agreement.

     The Company and the Unit Agent may deem and treat the registered holder(s) of the Unit Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes, and neither the Company nor the Unit Agent shall be affected by any notice to the contrary.

     SECTION 5.  Registration of Transfers and Exchanges.
                 ---------------------------------------

     (a)  Transfer and Exchange of Definitive Units.  Prior to the Separability
          -----------------------------------------
Date, when Definitive Units are presented to the Unit Agent with a request:

          (i) to register the transfer of the Definitive Units; or

         (ii) to exchange such Definitive Units for an equal number of Definitive Units of other authorized denominations,

the Unit Agent shall register the transfer or make the exchange as requested;

provided, however, that the Definitive Units presented or surrendered for
- --------  -------
registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Unit Agent, duly executed by the holder thereof or by his attorney, duly authorized in writing.

          (b)  Restrictions on Transfer of a Definitive Unit for a Beneficial
               --------------------------------------------------------------
Interest in a Global Unit.  A Definitive Unit may not be exchanged for a
- -------------------------
beneficial interest in a Global Unit except upon satisfaction of the requirements set forth below. Upon receipt by the Unit Agent of a Definitive Unit, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Unit Agent, together with written instructions directing the Unit Agent to make, or to direct the Depositary to make, an endorsement on the Global Unit to reflect an increase in the aggregate amount of the Units represented by the Global Unit, the Unit Agent shall cancel such Definitive Unit and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Unit Agent, the number of Units represented by the Global Unit to be increased accordingly. If no Global Unit is then outstanding, the Company shall issue and the Unit Agent shall authenticate a new Global Unit in the appropriate amount.

          (c)  Transfer and Exchange of Global Units.  The transfer and exchange
               -------------------------------------
of Global Units or beneficial interests therein shall be effected through the Depositary, in accordance with this Unit Agreement (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

          (d)  Transfer of a Beneficial Interest in a Global Unit for a
               --------------------------------------------------------
Definitive Unit.
- ---------------

        (i) Prior to the Separability Date, any person having a beneficial interest in a Global Unit may upon request exchange such beneficial interest for a Definitive Unit. Upon receipt by the Unit Agent of written instructions or such other form of instructions as is customary for the Depositary or its nominee on behalf of any person having a beneficial interest in a Global Unit and upon receipt by the Unit Agent of a written order or such other form of instructions as is customary for the Depositary or the person designated by the Depositary as having such a beneficial interest containing registration instructions, the Unit Agent will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Unit Agent, the aggregate amount of the Global Unit to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate, the Unit Agent will authenticate and deliver to the transferee a Definitive Unit.

       (ii) Definitive Units issued in exchange for a beneficial interest in a Global Unit pursuant to this Section 5(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Unit Agent in writing. The Unit Agent shall deliver such Definitive Units to the persons in whose names such Units are so registered.

          (e)  Restrictions on Transfer and Exchange of Global Units.
               -----------------------------------------------------
Notwithstanding any other provisions of this Agreement (other than the provisions set forth in subsection (f) of this Section 5), a Global Unit may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          (f)  Authentication of Definitive Units in Absence of Depositary.  If
               -----------------------------------------------------------
at any time:

         (i) the Depositary for the Units notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Unit and a successor Depositary for the Global Unit is not appointed by the Company within 90 days after delivery of such notice; or

        (ii) the Company, in its sole discretion, notifies the Unit Agent in writing that it elects to cause the issuance of Definitive Units in place of the Global Unit under this Unit Agreement,

then the Company will execute, and the Unit Agent, upon receipt of an Officers' Certificate requesting the authentication and delivery of Definitive Units, will authenticate and deliver Definitive Units, in an aggregate number equal to the aggregate number of Units represented by the Global Unit, in exchange for such Global Unit.

          (g)  Legend.  Unless otherwise indicated in an Officers' Certificate
               ------
delivered to the Unit Agent and Registrar, each Unit Certificate evidencing the Global Units and the Definitive Units (and all Units issued in exchange therefor or substitution thereof) shall bear a legend substantially to the following effect:

     THESE SECURITIES HAVE BEEN OFFERED AS PART OF A UNIT. EACH OF THE UNITS CONSISTS OF $1,000 PRINCIPAL AMOUNT OF __% SENIOR DISCOUNT NOTES DUE 2006 (THE "NOTES") OF WIRELESS ONE, INC. AND ONE WARRANT OF WIRELESS ONE,
           -----
     INC., EACH WARRANT INITIALLY EXERCISABLE TO PURCHASE _____ SHARES OF COMMON STOCK OF WIRELESS ONE, INC. THE NOTES AND WARRANTS WILL NOT BE TRANSFERABLE BY A HOLDER THEREOF SEPARATELY FROM EACH OTHER UNTIL THE "SEPARABILITY DATE," WHICH SHALL BE THE EARLIER OF (I) _______ __, 1996 AND (II) SUCH EARLIER DATE AS MAY BE DETERMINED BY CHASE SECURITIES INC., BT SECURITIES CORPORATION, GERARD KLAUER MATTISON & CO., LLC AND PRUDENTIAL SECURITIES INCORPORATED.

          (h)  Cancellation and/or Adjustment of a Global Unit. At such time as
               -----------------------------------------------
all beneficial interests in a Global Unit have either been exchanged for Definitive Units, redeemed, repurchased or cancelled, such Global Unit shall be returned to or retained and cancelled by the Unit Agent. At any time prior to such cancellation, if any beneficial interest in a Global Unit is exchanged for Definitive Units, redeemed, repurchased or cancelled, the number of Units represented by such Global Unit shall be reduced and an endorsement shall be made on such Global Unit, by the Unit Agent to reflect such reduction.

          (i)  Obligations with Respect to Transfers and Exchanges of Definitive
               -----------------------------------------------------------------
Units.
- -----

         (i) Prior to the Separability Date, to permit registrations of transfers and exchanges, the Company shall deliver to the Unit Agent, upon execution of this Agreement, and from time to time thereafter, sufficient inventory of executed Definitive Units and Global Units.

        (ii) All Definitive Units and Global Units issued upon any registration, transfer or exchange of Definitive Units or Global Units shall be the valid obligations of the Company, entitled to the same benefits under this Unit

             Agreement as the Definitive Units or Global Units surrendered upon the registration of transfer or exchange.

      (iii) Prior to due presentment for registration of transfer of any Unit, the Unit Agent and the Company may deem and treat the person in whose name any Unit is registered as the absolute owner of such Unit, and neither the Unit Agent nor the Company shall be affected by notice to the contrary.

          (j) The Unit Agent shall be under no duty to monitor compliance with any federal, state or other securities laws.

          SECTION 6.  Separation of the Notes and the Warrants. On the
                      ----------------------------------------
Separability Date, the Units will automatically be cancelled and the Unit Certificate will automatically be converted into the right to receive the Notes and the Warrants formerly represented by such Unit Certificate. Thereafter, the Notes and the Warrants formerly represented by the Units shall be separately transferable. Upon presentation after the Separability Date of any Unit Certificate for exchange for Warrants and Notes or for registration of transfer or otherwise, (i) the Unit Agent shall notify the Trustee, the Registrar and the Warrant Agent of the number of Units so presented, the registered owner thereof, such owner's registered address, the nature of any legends or restrictive endorsements set forth on such Unit Certificate and any other information provided by the holder thereof in connection therewith, (ii) the Trustee, if the requirements of the Indenture for such transaction are met, shall promptly register, authenticate and deliver a new Note equal in principal amount to the Notes formerly represented by such Unit Certificate in accordance with the direction of such holder and (iii) the Warrant Agent, if its requirements for such transactions are met, shall promptly countersign, register and deliver a new Warrant certificate for the number of Warrants formerly represented by such Unit Certificate in accordance with the directions of such holder. The Warrant Agent and the Trustee will notify the Unit Agent of any additional requirements in connection with a particular transfer or exchange.

          Following the Separability Date, no Unit Certificates shall be issued upon transfer or exchange of Unit Certificates or otherwise.

          SECTION 7.  Rights of Unit Holders.  The registered owner of a Unit
                      ----------------------
Certificate shall have all the rights and privileges of a registered owner of the principal amount of Notes represented thereby and the number of Warrants represented thereby and shall be treated as the registered owner thereof for all purposes.

          SECTION 8.  The Unit Agent.  The Unit Agent undertakes the duties and
                      --------------
obligations imposed by this Agreement upon the following terms and conditions, by which the Company and the holders of Units, by their acceptance thereof, shall be bound:

          (a) The statements contained herein and in the Unit Certificates shall be taken as statements of the Company, and the Unit Agent assumes no responsibility for the correctness of any of the same. The Unit Agent assumes no responsibility with respect to the distribution of the Unit Certificates except as herein otherwise specifically provided.

          (b) The Unit Agent shall not be responsible for and shall incur no liability or responsibility to the Company or any holder of a Unit Certificate for any failure of the Company to comply with any of the covenants in this Agreement, the Unit Certificates, the Indenture or Warrant Agreement.

          (c) The Unit Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Unit Agent shall incur no liability or responsibility to the Company or to any holder of any Unit Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

          (d) The Unit Agent shall incur no liability or responsibility to the Company or to any holder of any Unit Certificate for any action taken in reliance on any Unit Certificate, certificate of shares, notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by the Unit Agent to be genuine and to have been signed, sent or presented by the proper party or parties.

          (e) The Company agrees to pay to the Unit Agent reasonable compensation, as agreed in writing from time to time, for all services rendered by the Unit Agent in connection with this Agreement, to reimburse the Unit Agent for all expenses, taxes and governmental charges and other charges of any kind and nature reasonably incurred by the Unit Agent in connection with this Agreement (including, without limitation, reasonable fees and expenses of counsel) and to indemnify the Unit Agent and its agents, employees, directors, officers and affiliates and save it and them harmless against any and all losses, liabilities and expenses of any nature whatsoever, including, without limitation, judgments, costs and counsel fees and actual expenses, for any action taken or omitted by the Unit Agent or arising in connection with this Agreement and the exercise by the Unit Agent of its rights hereunder and the performance by the Unit Agent of any of its obligations hereunder except as a result of the Unit Agent's gross negligence or bad faith or willful misconduct.

          (f) The Unit Agent, and any stockholder, director, officer, affiliate or employee ("Related Parties") of it, may buy, sell or deal in any of the
                   ---------------
     Units, Notes, Warrants, Common Stock or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Unit Agent under this Agreement. Nothing herein shall preclude the Unit Agent or such Related Parties from acting in any other capacity for the Company or for any other legal entity.

          (g) The Unit Agent shall act hereunder solely as agent for the Company, the Trustee and the Warrant Agent, and its duties shall be determined solely by the provisions hereof. The Unit Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own gross negligence or bad faith or willful misconduct.

          (h) No provision of this Agreement shall require the Unit Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (i) Before the Unit Agent acts or refrains from acting with respect to any matter contemplated by this Unit Agreement, it may require from the
     Company:

             (1) an Officers' Certificate of the Company stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Unit Agreement relating to the proposed action have been complied with; and

             (2) an Opinion of Counsel for the Company stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          Each Officers' Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Unit Agreement shall include:

                    (a) a statement that the person making such certificate or opinion has read such covenant or condition;

                    (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                    (c) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                    (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

          The Unit Agent shall not be liable for any action it takes or omits to take in good faith in reliance on any such certificate or opinion.

          (j) In the absence of bad faith on its part, the Unit Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Unit Agent and conforming to the requirements of this Unit Agreement. However, the Unit Agent shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Unit Agreement.

     (k) The Unit Agent may rely and shall be fully protected in relying upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Unit Agent need not investigate any fact or matter stated in the document.

     (l) The Unit Agent may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          SECTION 9.  Replacement of the Unit Agent.  The Unit Agent may resign
                      -----------------------------
by providing the Company not less than 30 days' prior written notice thereof. The Holders of a majority in principal amount of the outstanding Units may remove the Unit Agent by so notifying the Company and the Unit Agent and may appoint a successor Unit Agent. The Company may remove the Unit Agent if:

          (1)  the Unit Agent is adjudged bankrupt or insolvent;

          (2) a receiver or other public officer takes charge of the Unit Agent or its property; or

          (3)  the Unit Agent becomes incapable of acting.

          If the Unit Agent resigns or is removed or if a vacancy exists in the office of the Unit Agent for any reason, the Company shall notify each holder of such event and shall promptly appoint a successor Unit Agent. Notwithstanding any resignation or removal of the Unit Agent or the cancellation of the Unit Certificates, the Company's obligations under Section 8(e) shall survive for the benefit of the retiring Unit Agent.

          SECTION 10.  Successor Unit Agent by Merger, Etc.  If the Unit Agent
                       -----------------------------------
consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Unit Agent.

          SECTION 11.  Notices to the Company, the Unit Agent, the Trustee and
                       -------------------------------------------------------
the Transfer Agent.  Any notice or demand authorized by this Agreement to be
- ------------------
given or made shall be sufficiently given or made (i) five business days after deposited in the mail, first class or registered, postage paid, (ii) one business day after being timely delivered to a next-day air courier or (iii) when receipt is acknowledged by the addressee, if telecopied, addressed as follows:

If to the Company:

     Wireless One, Inc.
     11301 Industriplex Boulevard
     Suite 4
     Baton Rouge, Louisiana  70809-4115

     Telecopier: (504) 926-7583
     Attention:  Chief Financial Officer


     If to the Unit Agent or the Warrant Agent:

     United States Trust Company of New York
     114 West 47th Street
     New York, New York 10036-1532
     Telecopier No.: 212-852-1626
     Attention: Corporate Trust Division

     If to the Trustee:

     United States Trust Company of New York
     114 West 47th Street
     New York, New York 10036-1532
     Telecopier No.: (212)-852-1626
     Attention: Corporate Trust Division


          The parties hereto by notice to the other parties may designate additional or different addresses for subsequent communications or notice.

          Any notice to be mailed to a holder of Units shall be mailed to him at his address as it appears on the register of Units maintained by the Unit Agent. Copies of any such communication shall also be mailed to the Unit Agent, Trustee and Warrant Agent. The Unit Agent shall furnish the Company, the Trustee or the Warrant Agent promptly when requested with a list of registered holders of Units for the purpose of mailing any notice or communication to the holders of the Notes or Warrants and at such other times as may be reasonably requested.

          SECTION 12.  Supplements and Amendments.  The Company and the Unit
                       --------------------------
Agent may from time to time supplement or amend this Agreement without the approval of any holders of Unit Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company, the Trustee, the Warrant Agent and the Unit Agent may deem necessary or desirable and which shall not in any way adversely affect the interests of the holders of Unit Certificates. Any amendment or supplement to this Agreement that has a material adverse effect on the interests of Unit holders shall require the written consent of registered holders of the then outstanding Units representing not less than a majority in principal amount of the then outstanding Units.

          SECTION 13.  Successors.  All the covenants and provisions of this
                       ----------
Agreement by or for the benefit of the Company, the Trustee, the Warrant Agent or the Unit Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

          SECTION 14.  Governing Law.  THIS AGREEMENT AND EACH UNIT CERTIFICATE
                       -------------
ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

          SECTION 15.  Benefits of This Agreement.  Nothing in this Agreement
                       --------------------------
shall be construed to give to any person or corporation other than the Company, the Trustee, the Warrant Agent, the Unit Agent and the registered holders of the Unit Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Trustee, the Warrant Agent, the Unit Agent and the registered holders of the Unit Certificates.

          SECTION 16.  Entire Agreement.  This Agreement, together with the
                       ----------------
Warrant Agreement and the Indenture is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. Such agreements supersede all prior agreements and understandings between the parties with respect to such subject matter.

          SECTION 17.  Counterparts.  This Agreement may be executed in any
                       ------------
number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                              WIRELESS ONE, INC.


                              By:   ________________________
                                    Name:
                                    Title:


                              UNITED STATES TRUST COMPANY OF
                                 NEW YORK, as Unit Agent


                              By:   ________________________
                                    Name:
                                    Title:


                              UNITED STATES TRUST COMPANY OF
                                 NEW YORK, as Trustee


                              By:   ________________________
                                    Name:
                                    Title:

                              UNITED STATES TRUST COMPANY OF
                                 NEW YORK, as Warrant Agent


                              By:   _________________________
                                    Name:
                                    Title:

                                                                      EXHIBIT  A


                           [FORM OF UNIT CERTIFICATE]

          THESE SECURITIES HAVE BEEN OFFERED AS PART OF A UNIT. EACH OF THE UNITS CONSISTS OF $1,000 PRINCIPAL AMOUNT OF __% SENIOR DISCOUNT NOTES DUE 2006 (THE "NOTES") OF WIRELESS ONE, INC. AND ONE WARRANT OF
                         -----
          WIRELESS ONE, INC., EACH WARRANT INITIALLY EXERCISABLE TO PURCHASE _______ SHARES OF COMMON STOCK OF WIRELESS ONE, INC. THE NOTES AND WARRANTS WILL NOT BE TRANSFERABLE BY A HOLDER THEREOF SEPARATELY FROM EACH OTHER UNTIL THE "SEPARABILITY DATE," WHICH SHALL BE THE EARLIER OF (I) _______ __, 1996 AND (II) SUCH EARLIER DATE AS MAY BE DETERMINED BY CHASE SECURITIES INC., BT SECURITIES CORPORATION, GERARD KLAUER MATTISON & CO., LLC AND PRUDENTIAL SECURITIES INCORPORATED.


________ Units


                               WIRELESS ONE, INC.

               Units each Consisting of a $1,000 Principal Amount
                     __% Senior Discount Note due 2006 and
          [Three] Warrants to Purchase [an Equal Number of] Shares of
                       Common Stock of Wireless One, Inc.


No. ________                                     CUSIP No. _________

          Wireless One, Inc., a Delaware corporation (the "Company"), which term
                                                           -------
includes any successor corporation), hereby certifies that [               ] is
the owner of [                 ] Units as described above, transferable only on
the books of the Company by the holder thereof in person or by his or her duly authorized attorney, upon surrender of this Unit Certificate properly endorsed.

          Each Unit consists of one $1,000 principal amount __% Senior Discount Note due 2006 of the Company (the "Notes") and one Warrant to purchase
                                   -----
___________ shares of common stock, par value $0.01 per share, of the
Company (the "Common Stock") at an exercise price of $_________.  This Unit is
              ------------
issued pursuant to the Unit Agreement (the "Unit Agreement") dated as of _______
                                            --------------
__, 1996 among the Company, United States Trust Company of New York, as Unit Agent (the "Unit Agent"), United States Trust
            ----------

Company of New York, as Warrant Agent, and United States Trust Company of New York, as Trustee, and is subject to the terms and provisions contained therein, all of which terms and provisions the holder of this Unit Certificate consents to by acceptance hereof. The terms of the Notes are governed by an Indenture (the "Indenture") dated as of _______ __, 1996 between the Company and United
      ---------
States Trust Company of New York, as Trustee, and are subject to the terms and provisions contained therein, to which all of such terms and provisions the holder of this Unit Certificate consents by acceptance hereof.

          Reference is made to the further provisions of this Unit Certificate contained on the reverse hereof, which will for all purposes have the same effect as if set forth at this place. Reference is also made to the Warrant Agreement dated as of _______ __, 1996 (the "Warrant Agreement") between the
                                             -----------------
Company and United States Trust Company of New York, as Warrant Agent which govern the rights of holders of Warrants of the Company, to which all of such terms and provisions the holder of this Unit Certificate consents by acceptance hereof. Copies of the Unit Agreement, Indenture and Warrant Agreement are on file at the office of United States Trust Company of New York, Attention:
Corporate Trust Division, and are available to any holder on written request to the Company and without cost.

          The Notes of the Company and Warrants of the Company represented by this Unit Certificate shall be non-detachable and not separately transferable until the earlier to occur: of (i) _______ __, 1996, and (ii) such earlier date as may be determined by Chase Securities, Inc., BT Securities Corporation, Gerard Klauer Mattison & Co., LLC and Prudential Securities Incorporated and specified to the Company, the Trustee, the Warrant Agent and the Unit Agent in writing.

          Capitalized terms used but not otherwise defined in this Unit Certificate shall have the meanings given thereto in the Indenture.

Dated:  _______ __, 1996
                              WIRELESS ONE, INC.


                              By:__________________________
                                Name:
                                Title:



                              By:__________________________
                                Name:
                                Title:



Certificate of Authentication:
     This is one of the Units
     referred to in the within
     mentioned Unit Agreement.

UNITED STATES TRUST COMPANY OF NEW YORK, as Unit Agent


By:___________________________
 Authorized Signatory

                     [FORM OF REVERSE OF UNIT CERTIFICATE]

                               WIRELESS ONE, INC.

               Units Each Consisting of a $1,000 Principal Amount
                     __% Senior Discount Note due 2006 and
                          One Warrant to Purchase
                     ___________ of Shares of Common Stock
                             of Wireless One, Inc.


I.   PROVISIONS RELATING TO THE __%
     SENIOR DISCOUNT NOTES DUE 2006


          1. Interest. The Notes shall not bear interest prior to August 1, 2001; however, the Accreted Value of the Notes will increase from _____, 1996 through July 31, 1996 at a rate of ___% per annum, compounded semi-annually. From and after August 1, 2001, interest on the Notes will accrue and interest on the Accreted Value of the Notes will be paid semi-annually in arrears on each ________ and ________, commencing ______, 2002 (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has be paid or, if no interest has been paid, from August 1, 2001. Interest will be computed on the basis of a 360 day-year of twelve 30-day months. The Company shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) at the rate borne by the Notes plus 2% per annum, to the extent lawful.

          2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender; provided that payments of principal of, and interest on, Notes registered in the name of The Depository Trust Company (the "Depositary") or its nominee will be made in immediately available funds to the Depositary or its nominee. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

          3. Paying Agent and Registrar. Initially, United States Trust Company of New York will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders.

          4. Indenture. The Company issued the Notes under an Indenture, dated as of _______ __, 1996 (the "Indenture"), between the Company and United States Trust Company of New York, as Trustee (the "Trustee"). This Note is one of a duly authorized issue of Notes of the Company designated as its __% Senior Discount Notes due 2006 (the "Notes"). The Notes are limited in aggregate principal amount to $[____________]. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb) (the "Trust Indenture Act"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement of them. The Notes are not secured by any of the assets of the Company.

          5. Optional Redemption.  (a)  Optional Redemption.  The Notes will not
                                        -------------------
be redeemable at the Company's option prior to _______ __, 2001. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' prior notice in amounts of $1,000 or an integral multiple thereof, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on _______ __ of the years indicated below:

Year                                       Percentage
- ------------------------------  ---------------------------------
2001..........................                           _______%
2002..........................                           _______%
2003..........................                           _______%
2004..........................                            100.00%


 and thereafter at 100% of the principal amount, in each case, together with accrued and unpaid interest, if any, to the redemption date (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date).

          (b) Optional Redemption Upon Sale of Equity or Qualified Subordinated
              ------------------------------------------------------------------
Indebtedness to Strategic Investor.  Notwithstanding the foregoing, in the event
- ----------------------------------
of the sale by the Company to a Strategic Investor prior to _______ __, 1999 of $___________ million or more of the Company's Capital Stock (other than Redeemable Capital Stock) or Qualified Subordinated Indebtedness in a single transaction or series of related transactions, the Company may, at its option, use the Net Cash Proceeds of such sale of the Company's Capital Stock or Qualified Subordinated Indebtedness to redeem up to 30% of the aggregate principal amount originally issued of the Notes at a redemption price equal to ___% of the Accreted Value of the Notes to be redeemed on the date of redemption of the Notes; provided that, after giving effect to such transaction, at least 70% of the aggregate principal amount originally issued of the Notes remains outstanding immediately after such redemption. In order to effect the foregoing redemption with the proceeds of any such sale of the Company's Capital Stock (other than Redeemable Capital Stock) or Qualified Subordinated Indebtedness, the Company shall make such redemption not more than 180 days after the consummation of any such sale of the Company's Capital Stock or Qualified Subordinated Indebtedness and upon not less than 30 nor more than 60 days' notice given within 30 days after (and not before) the consummation of any such sale of the Company's Capital Stock or Qualified Subordinated Indebtedness. Notes and portions of them selected for redemption shall be in amounts of $1,000 or whole multiples of $1,000.

          If less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed pro rata, by lot or by any other method the Trustee shall deem fair and reasonable.

           The Notes are not entitled to the benefit of any sinking fund.

          6. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

          Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such redemption date, then, unless the Company defaults in the payment of such redemption price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such redemption date and the only right of the Holders of such Notes will be to receive payment of the redemption price plus accrued interest, if any.

          7. Offers to Purchase. Sections 4.12 and 4.16 of the Indenture provide that, after certain Asset Sales (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture) subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

          8. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

          9. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

          10. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years after such principal or interest has become due and payable, the Trustee and the Paying Agent will pay such money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          11. Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Securities sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

          12. Amendment; Supplement; Waiver. Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, and except as set forth in the Indenture, any past Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, to add to the covenants of the Company, or comply with Article 5 of the Indenture or make any other change that does not adversely affect the rights of any Holder of a Note.

          13. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, make certain Investments, incur liens, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries, issue Preferred Stock of its Restricted Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.04 of the Indenture, the Company must annually report to the Trustee on compliance with such limitations.

          14. Successors. Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with Article 5 of the Indenture, the surviving entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such surviving entity had been named as such; provided that for the purpose of computing amounts available for Restricted Payments, any such surviving entity to the Company shall only be deemed to have succeeded to and be substituted for the Company with respect to periods subsequent to the effective time of such merger, consolidation, combination or transfer of assets.

          15. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount or the Accreted Value, as the case may be, of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal of, premium, if any, or interest when due) if it determines that withholding notice is in their interest.

          16. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

          17. No Recourse Against Others. No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          18. Authentication. This Note shall not be valid until the Trustee or Authentication Agent manually signs the certificate of authentication on this Note.

          19. Governing Law. This Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflict of laws.

          20. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          21. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

          22. Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

          The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note in larger type. Requests may be made to: Wireless One, Inc., 5551 Corporate Boulevard, Suite 2G, Baton Rouge, Louisiana 70808-2549, Attn: Chief Financial Officer.

                                ASSIGNMENT FORM

          If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
                 (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint ______________________________________, agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Dated: _____________     Signed: ________________________________
                                (Sign exactly as your name appears
                                on the other side of this Note)


Signature Guarantee: _____________________________

                      [OPTION OF HOLDER TO ELECT PURCHASE]


          If you want to elect to have this Note purchased by the Company pursuant to Section 4.12 or 4.16 of the Indenture, check the appropriate box:

               Section 4.12  [     ]
               Section 4.16  [     ]

          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.12 or 4.16 of the Indenture, state the amount you elect to have purchased:

$_______________________


Dated: __________________  ____________________________________________
                           NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser's bank or broker.


Signature Guarantee: ____________________________________

II.  PROVISIONS RELATING TO THE WARRANTS


                               WIRELESS ONE, INC.

          The Warrants are part of a duly authorized issue of Warrants expiring _______ __, ____ entitling the Holder on exercise to receive shares of Common Stock, $.01 par value per share, of the Company (the "Common Stock"), and are
                                                        ------------
issued or to be issued pursuant to a Warrant Agreement dated as of _______ __, 1996 (the "Warrant Agreement"), duly executed and delivered by the Company to
           -----------------
United States Trust Company of New York, as warrant agent (the "Warrant Agent"),
                                                                -------------
which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

          Warrants may be exercised at any time on or after _______ __, 1996 and on or before 5:00 p.m., New York City time on _______ __, ____. Each Warrant entitles the registered holder upon exercise on or before 5:00 p.m. New York City Time on _________, 2001, to receive from the Company _____ fully paid and nonassessable shares of Common Stock (each such share a "Warrant Share") at the
                                                         -------------
initial exercise price (the "Exercise Price") of $______  per share payable in
                             --------------
lawful money of the United States of America upon surrender of the Warrant Certificate and payment of the Exercise Price per share at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. The holder of Warrants evidenced by the Warrant Certificate may exercise them by surrendering the Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price in cash at the office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of the Warrant Certificate.

          The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof and/or the number of shares of Common Stock issuable upon the exercise of each Warrant shall, subject to certain conditions, be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

          The Warrant Agreement provides certain registration obligations with respect to the Common Stock issuable upon exercise of the Warrants.

          Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

          Upon due presentation for registration of transfer of the Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for the Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

          The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of the Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor the Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                                ASSIGNMENT FORM

          If you the Holder want to assign this Unit, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Unit to:


- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
                 (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint ______________________________________, agent to transfer this Unit on the books of the Company. The agent may substitute another to act for him.


Dated: _____________     Signed: ________________________________
                                 (Sign exactly as your name appears
                                  on the other side of this Unit)

                 SCHEDULE OF INCREASES OR DECREASES OF UNITS/1/




The following increases or decreases in this Global Unit have been made:



                                                        Number of Units    Signature of
                                                        of this Global      authorized
             Amount of decrease    Amount of increase   Unit following     signatory of
Date of     in Number of Units    in Number of Units     such decrease         Unit
Exchange    of this Global Unit   of this Global Unit     or increase         Agent
- ------------------------------------------------------------------------------------------




















- --------------------
/1/  This is to be included only if the Unit is in global form.

                                         EXHIBIT B


                        FORM OF LEGEND FOR GLOBAL UNITS


          Any Global Unit authenticated and delivered hereunder shall bear a legend in substantially the following form:

          THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE UNIT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE UNIT AGREEMENT, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE UNIT AGREEMENT.

               UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER,
       ---
     EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT C



                   CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                      OR REGISTRATION OF TRANSFER OF UNITS


Re:  Units (the "Units") each consisting of $1,000 principal amount of __%
                 -----
     Senior Discount Notes due 2006 of Wireless One, Inc. and one Warrant to Purchase ______________ shares of Common Stock of Wireless One, Inc.

          This Certificate relates to _____ Units held in* ____ book-entry or* _______ certificated form by ______ (the "Transferor").
                                          ----------

The Transferor:*

     [_] has requested the Unit Agent by written order to deliver in exchange for its beneficial interest in the Global Unit held by the depositary a Unit or Units in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Unit (or the portion thereof indicated above); or

     [_] has requested the Unit Agent by written order to exchange or register the transfer of a Unit or Units.


                              ---------------------------------------------
                              [INSERT NAME OF TRANSFEROR]


                             By:
                                -------------------------------------------



Date:_____________________